UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: March 17, 2009

THE CONNECT CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-151312	26-2230717
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

2118 – 102nd Crescent

North Battleford, Saskatchewan Canada S9A 1J5

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  800-609-0775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2009, Michelle Pannoni was appointed as Secretay, Treasurer, Vice President and as a member of the Board of Directors of the Company.  There are no family relationships between Ms. Pannoni and any member of the Board of Directors or any other officer of the Company.  There have been no transactions since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be party and in which Ms. Pannoni had or will have a direct or indirect material interest.  Following is a brief description of Ms. Pannoni’s business experience for the previous five years.

Since 2002, Ms. Pannoni has specialized in commercial web based design and management of web based delivery systems for electronic benefits, premium/incentives, member-based savings systems and affiliate marketing consolidator fulfillment programs.  From 1997 to 2002, she was the president and owner of CMI, Inc, a web based marketing and development company.  Ms. Pannoni has experience in accounting and finance, electronic marketing, web-based program design, affiliate marketing and business development/management.  She is also a licensed Florida realtor.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 17, 2009, the Company filed a Certificate of Amendment with Nevada Secretary of State amending its Articles of Incorporation for the purpose of changing its name to “The Connect Corporation”.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 3.1

Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON HEAD MINING CORPORATION

Date: April 22, 2009

/s/ Dave Saltrelli

Dave Saltrelli, CEO